UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2023

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective on October 3, 2023, Mangoceuticals, Inc. (the “Company”, “we” and “us”), entered into a Consulting agreement with Eugene M. Johnston, the Company’s Chief Financial Officer (the “Consulting Agreement”).

Pursuant to the Consulting Agreement, Mr. Johnston agreed to serve as the Chief Financial Officer of the Company and to provide services to the Company as reasonably requested during the term of the Consulting Agreement, which is 12 months. As consideration for the services to be provided by Mr. Johnston under the Consulting Agreement, the Company agreed to pay him (a) $2,000 per month; and (b) to issue him 50,000 shares of Company common stock under the Company’s 2022 Equity Incentive Plan, which shares vested upon execution of the Consulting Agreement.

Pursuant to the Consulting Agreement, we agreed to reimburse Mr. Johnston’s expenses, subject to pre-approval for any expense greater than $500.

The Consulting Agreement may be terminated prior to the end of the term (i) with the mutual approval of the parties; (ii) with written notice by the non-breaching party, upon the breach of the agreement by the other party, and the failure to cure such breach within 30 days; or (iii) by Mr. Johnston, at any time, for any reason.

The Consulting Agreement also contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mr. Johnston is subject to certain non-solicitation covenants during the term of the agreement and for 12 months thereafter.

Mr. Johnston is also eligible for discretionary equity bonuses and/or cash awards, from time to time in the discretion of the Compensation Committee and/or Board of Directors.

Mr. Johnston’s compensation under the Consulting Agreement may be increased from time to time, by the Compensation Committee, or the Board of Directors (with the recommendation of the Compensation Committee), which increases do not require the entry into an amended Consulting Agreement.

The description of the Consulting Agreement is not complete and is qualified in its entirety by the full text of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated by reference into this Item 5.02 in its entirety.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*#	Consulting Agreement dated and effective October 3, 2023, by and between Mangoceuticals, Inc. and Eugene M. Johnston
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

# Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: October 4, 2023	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer